                    AGREEMENT OF PURCHASE AND SALE OF STOCK


                 THIS AGREEMENT is made and entered into on the 31st day of January, 1997 but effective as of January 1, 1997 (the "Effective Date"), between and among LASON SYSTEMS, INC., a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48084 ("Buyer"); LASON, INC., a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48083 ("Lason, Inc.") for those certain specific limited purposes hereinafter set forth; MARK ROTER whose address is 500 Eighth Avenue, New York, New York 10018 ("Shareholder") and CHURCHILL COMMUNICATIONS CORPORATION, a New York corporation, the address of which is 500 Eighth Avenue, New York, New York 10018 ("Corporation"). Shareholder and Corporation are collectively referred to in this Agreement as "Selling Parties."

                            R  E  C  I  T  A  L  S:

                 Shareholder owns all of the issued and outstanding capital stock of Corporation. Buyer desires to purchase all of the shares in Corporation owned by Shareholder so that the aggregate shares (the "Shares") to be purchased by Buyer will give Buyer one hundred (100%) percent ownership interest in Corporation. Shareholder desires to sell the Shares to Buyer, and Corporation desires that this transaction be consummated.

                 NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF SHARES

                 SECTION 1.1 SALE AND TRANSFER OF SHARES. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below in Section 7.1) but effective as of the Effective Date, Shareholder will transfer and convey the Shares to Buyer, and Buyer will acquire the Shares from Shareholder, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. On the Closing Date, the certificates representing the Shares are to be duly endorsed in blank for transfer, or accompanied by a separate written instrument of assignment and are to be accompanied by such other or further supporting documents as Buyer or its counsel may reasonably require.

                 SECTION 1.2      PURCHASE PRICE.

                 A.       Subject to possible adjustment as set forth in
         Section 1.3 below, the purchase price for the Shares is $9,000,000.00 (the "Purchase Price"), predicated upon Corporation having a net worth, as of the Closing Date, of at least $1,000,000.00 and not more than $1,200,000.00. The Purchase Price will be paid at the Closing (as hereinafter


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

         defined) in cash and in shares of the Common Stock of Buyer's parent corporation, Lason, Inc., as follows: $1,500,000.00 in the Common Stock of Lason, Inc. (the "Lason Shares") valued for this purpose at the average closing price of Lason, Inc. Common Stock for the preceding 20 trading days prior to the Closing Date as reported in the Wall Street Journal index of NASDAQ National Market Issues but no less than $18.00 per share and no more than $22.00 per share (appropriately adjusted for any stock split, reverse stock split or common stock dividend effected or declared by Buyer) with the balance of the Purchase Price to be paid in cash, in collected funds via electronic wire transfer. In connection with the foregoing, on the Closing Date, Shareholder will deliver to Lason, Inc. a Lock Up Agreement in mutually acceptable form (the "Lock-Up Agreement") pursuant to which Shareholder will agree not to sell any of the Lason, Inc. Common Stock delivered to it in accordance with this Agreement for a period of 18 months from and after the Closing Date.

                 B. The cash portion of the Purchase Price payable at Closing will be $7,500,000, subject to adjustment as hereinafter described, the amount of such adjustment, if any, to be determined by reference to the unaudited financial statement of Corporation compiled by Corporation's independent certified public accountants as of and for the period ended December 31, 1996, as contemplated by Sections
         2.7 and 6.2 hereof (the "December Balance Sheet"). In the event that the December Balance Sheet shows a net worth of not less than $1,000,000 and not more than $1,200,000, the cash portion of the Purchase Price payable at Closing will be $7,500,000. In the event that the December Balance Sheet shows a net worth less than $1,000,000, the cash portion of the Purchase Price will be reduced, on a dollar for dollar basis, by an amount equal to the difference between $1,000,000 and the net worth of Corporation as shown on the December Balance Sheet. Alternatively, if the December Balance Sheet shows a net worth of more than $1,200,000, the cash portion of the Purchase Price payable at the Closing will be increased, on a dollar for dollar basis, by an amount equal to the difference between the net worth of Corporation as shown on the December Balance Sheet and $1,200,000. It is understood and agreed that the Purchase Price is calculated on a uniform per share price of $45,000.00 for each of the Shares, subject to adjustment as described herein.

                 SECTION 1.3      ADJUSTMENT TO PURCHASE PRICE.

                 A. Within 30 days of the Closing Date, Buyer will prepare and deliver to Shareholder an unaudited financial statement of Corporation for the period from the Effective Date to the Closing Date, showing all changes in Corporation's net worth for such period and Corporation's net worth as of the Closing Date (as the same may be adjusted in accordance with this paragraph, the "Interim Statement"). The Interim Statement will be prepared in accordance with generally accepted accounting principles applied in a manner consistent with the preparation of the December Balance Sheet and without giving effect to any of the transactions contemplated hereby (such transactions including, without limitation, the purchase and sale of the Shares, the amortization of goodwill associated with said purchase and sale, the termination of Corporation's status





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         as an S corporation and the election under Section 338(h)(10) of the
         IRC described in Section 10.6 hereof) except that the Interim Balance Sheet shall include an accrual for legal fees payable by Corporation as contemplated by Section 10.2 hereof. In the event that Shareholder disputes any aspect of the Interim Statement, then Shareholder shall so notify Buyer within ten days following his receipt thereof. In such event, the parties, together with their independent public accountants, shall meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days of Shareholder's notice, then the dispute shall be submitted to and resolved by arbitration pursuant to Section 10.15 hereof. The Interim Statement shall be adjusted to the extent required to reflect the resolution of any such dispute, either by agreement of the parties or by arbitration. Shareholder and his accountants shall have full access to Corporation's books and records in connection with their review of the Interim Statement delivered by Buyer and the resolution of any dispute relating thereto.

                 B. If the net worth of the Corporation, as shown on the Interim Statement, is different than the net worth shown on the December Balance Sheet, then Buyer and Shareholder will recalculate the cash portion of the Purchase Price, in accordance with the formula described in Section 1.2(B) above but using the net worth shown on the Interim Statement (the amount of the cash portion of the Purchase Price, as so recalculated, being hereinafter referred to as the "Recalculated Purchase Price") instead of the net worth shown on the December Balance Sheet. If both the December Balance Sheet and the Interim Statement show a net worth of not less than $1,000,000 and not more than $1,200,000, then there will be no adjustment in the Purchase Price. If either the December Balance Sheet or the Interim Statement shows a net worth of less than $1,000,000 or more than $1,200,000, then the cash portion of the Purchase Price will be adjusted to equal the Recalculated Purchase Price and the Buyer will pay the Shareholder, or the Shareholder will pay the Buyer, as the case may be, an amount necessary to put the Buyer and the Shareholder in the positions they would have been in had the Buyer paid the Recalculated Purchase Price to the Shareholder on the Closing Date (but without any accrual of interest or otherwise giving effect to the time value of money). If required, such payment shall be made (1) within fifteen days following the delivery of the Interim Statement to Shareholder pursuant to Section 1.3(a) above, or (2) if Shareholder disputes any aspect of the Interim Statement, then within fifteen days following the resolution of such dispute. Concurrently with the making of such payment, Buyer and Shareholder will execute a memorandum setting forth the adjustment to the Purchase Price, if any.


                                   ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

                 Selling Parties, jointly and severally, represent and warrant to Buyer that, as of the date hereof (but, except as expressly set forth below, without giving effect to the transactions contemplated hereby):




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

                 SECTION 2.1      ORGANIZATION, STANDING AND POWER.
Corporation is duly organized, validly existing and in good standing under the laws of the State of New York, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do intrastate business and is in good standing in each jurisdiction in which the nature of its business or its properties makes such qualification necessary and failure to so qualify would have a material adverse effect on the Corporation. Each jurisdiction in which Corporation is so qualified to do business is listed on Exhibit "2.1".

                 SECTION 2.2 CAPITALIZATION. The authorized capital stock of Corporation consists of two hundred (200) shares of common stock without par value, of which two hundred (200) shares are issued and outstanding. All of the Shares are validly issued, fully paid, nonassessable (except as provided in Section 630 of the New York Business Corporation Law), and have been so issued in full compliance with all applicable federal and state securities laws.
There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

                 SECTION 2.3 TITLE TO SHARES. Shareholder is the owner, beneficially and of record, of all of the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions except as set forth in Exhibit "2.3".

                 SECTION 2.4 SUBSIDIARIES. Except as set forth in Exhibit "2.4," Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

                 SECTION 2.5 AUTHORITIES AND CONSENTS. The execution, delivery and performance of this Agreement by Corporation, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Corporation. Selling Parties represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Corporation, and no consent or approval of or notice to any other person or entity (except consents, approvals and notices required in connection with contracts and leases listed in Exhibits "2.14" and "2.25"), is required in connection with the execution and delivery by Selling Parties of this Agreement or the consummation by Selling Parties of the transactions contemplated hereby.

                 SECTION 2.6 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Corporation, and the consummation of the transactions contemplated hereby, do not and will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or





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violation of any of the terms, conditions or provisions of the Articles of
Incorporation or By-Laws of Corporation; (iii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Corporation is a party or by which it or its property is bound; (iv) an event that would permit any party to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (v) the creation or imposition of any lien, charge or encumbrance on any of the properties of Corporation, which, in the case of any matter referred to in clause (i), (iii), (iv), or (v) above, would have a material adverse effect on the Corporation or its condition (financial or otherwise), earnings, assets, liabilities, business, operations or prospects, or the transactions contemplated hereby.

                 SECTION 2.7      FINANCIAL STATEMENTS.  There have heretofore
been delivered to Buyer:   financial statements, including balance sheets,
statements of income and retained earnings, and statements of cash flows for Corporation as of and for the years ended December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, compiled by Goldstein, Rufer & Infield, certified public accountants, whose compilation reports with respect to said financial statements (the "Financial Statements") are included therein provided, however, that the Financial Statements for the year ended December 31, 1996 are in draft form and have not yet been finalized.

          Except as set forth in the compilation reports of Goldstein, Rufer & Infield delivered to Buyer together with the Financial Statements, all of the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Financial Statements present fairly the financial positions of Corporation to which they relate as at the respective dates thereof, and the related results of operations of Corporation for the periods therein referred to.

                 SECTION 2.8 BOOKS AND RECORDS. The stock record books of Corporation are complete and correct. The other books of account and other records (other than minute books) of Corporation are complete and correct in all material respects and all such records have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Except for omissions which would not result in a material adverse effect on Corporation, the minute books of Corporation contain materially accurate and complete records of all corporate action taken by, the stockholder, the Board of Directors, and committees of the Board of Directors of Corporation, and no meeting of any such stockholder, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

                 SECTION 2.9 UNDISCLOSED LIABILITIES. Except as set forth in Exhibit "2.9," Corporation has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which, under generally accepted accounting principles, should have been so reflected or reserved against or disclosed in Corporation's balance sheet dated as of December 31, 1996, included in the Financial Statements and were not so included, except for those that may have been incurred subsequent to the date of that balance sheet. Except as set forth in Exhibit "2.9," all debts, liabilities and obligations incurred after December 31, 1996, were





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incurred in the ordinary course of business  and are usual and normal in amount both individually and in the aggregate.

                 SECTION 2.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in Exhibit "2.10," since December 31, 1996, the business of Corporation has been operated only in the ordinary course and, without limiting the generality of the foregoing, Corporation has not:

                 A. Declared, set aside or paid any dividend or other distribution in respect of its capital stock or otherwise (including bonus distributions to Shareholder) or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                 B. Sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity or other similar or dissimilar event (whether or not covered by insurance), materially and adversely affecting its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects;

                 C. Had any material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities, operations or prospects;

                 D. Issued, authorized for issuance, or sold any equity security, bond, note or other security, or granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise;

                 E. Incurred additional debt for borrowed money, or incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of its business;

                 F. Paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except in the ordinary and usual course of its business;

                 G. Mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of its business;

                 H. Sold, transferred, leased, licensed or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business,





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         or discontinued any product line or the manufacture, sale or other disposition of any of its products or services;

                 I. Purchased or otherwise acquired any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

                 J. Made any expenditure for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of its business;

                 K. Entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $5,000.00;

                 L. Waived any right or claim or canceled any debts or claims or voluntarily suffered any extraordinary losses;

                 M. Sold, assigned, transferred or conveyed any property rights, except in the ordinary and usual course of business;

                 N. Effected any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance deferred compensation or any other employee benefit plan or arrangement;

                 O. Paid to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than as previously in effect prior to December 1, 1996;

                 P. Effected any change in its directors or executive management;

                 Q. Effected any amendment or modification in its Articles of Incorporation or By-Laws;

                 R. Had any labor trouble that has or might materially and adversely affect its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects;

                 S. Changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

                 T.       Revalued any of its assets;

                 U. Increased the salary or other compensation payable or to become payable to any of its officers, directors or employees, or declared, paid or committed to pay a bonus or other additional salary or compensation to any such person;





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                 V.       Made any loan to any person or entity, or guaranteed
         any loan;

                 W. Had any other event or condition of any character that has or might reasonably have a material and adverse effect on its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects; or

                 X. Agreed, committed or entered into any other understanding to do any of the things described in the preceding Subsections A through W.

                 SECTION 2.11 TAXES. Except as set forth in Exhibit "2.11", within the times and in the manner prescribed by law, Corporation has filed all tax returns required to be filed and has paid or made adequate provision for payment of all taxes upon it, its properties, income or franchises, due and payable on or before the date hereof. Except as set forth in Exhibit "2.11," there are no claims pending against Corporation for past-due taxes, nor has Corporation been notified of any claims. Except as set forth in Exhibit "2.11," there are no present disputes or discussions with federal, state, local, foreign, commonwealth or other authorities with respect to any taxes of any nature payable by Corporation. Except as set forth in Exhibit "2.11, there are no outstanding waivers or agreements by Corporation for the extension of the time for the assessment of any tax. Except as set forth in Exhibit "2.11," the tax returns of Corporation, if audited, have been finally determined by the Internal Revenue Service or other taxing authority, or otherwise closed, and any penalties, deficiencies, assessments, additions to tax and interest proposed as a result of such audits have been paid or settled. The charges, accruals and reserves for taxes reflected in the balance sheet as of December 31, 1996, and included in the Financial Statements, are, adequate for any and all taxes for the periods ending the date of such balance sheet and for all prior periods, whether or not disputed. As used in this Section 2.11, the terms "tax" and "taxes" refer to any tax, assessment, additions to tax, fee, penalty, interest or other governmental charge imposed by any federal, state, county, local, foreign, commonwealth or other governmental entity. Corporation has never filed, nor will it file, any consent under Section 341(f) of the Internal Revenue Code of 1986, as amended, on or before the Closing Date. . Buyer will prepare and file, and Corporation will be responsible for the cost of such preparation and filing, all requisite federal, state and local tax returns of Corporation for the periods ended December 31, 1996 and January 31, 1997, respectively. Shareholder and his accountants shall have the right to review such tax returns and approve same prior to filing, which approval shall not be unreasonably withheld.

                 SECTION 2.12 RECEIVABLES. Except as set forth in Exhibit "2.12," all receivables of Corporation shown on the balance sheets included in the Financial Statements are carried at values determined in accordance with generally accepted accounting principles consistently applied, reflect all pertinent facts known to Corporation as of the date hereof, and represent valid and binding obligations of the debtors requiring no further performance by Corporation. Except as set forth in Exhibit "2.12," reserves for doubtful accounts have been established on the books of Corporation in accordance with generally accepted accounting principles consistently applied and are reflected on the balance sheets included in the Financial Statements.





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                 SECTION 2.13     INVESTMENTS AND INVESTMENT SECURITIES.
Corporation has no interest, of record or beneficial, direct or indirect, in any governmental bonds or notes, other investment securities and assets held for investment except as set forth in Exhibit "2.13."

                 SECTION 2.14     REAL PROPERTY.

                 A. Exhibit "2.14" sets forth a complete and accurate address of each parcel of real property, together with all buildings, fixtures and other improvements located thereon (collectively, the "Real Property") which is owned by Corporation.

                 B. To the best of Selling Parties' knowledge, the Real Property and the current and currently planned use thereof is and will be in compliance with all applicable use restrictions and/or lease covenants.

                 C. No notice of violation of any applicable federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Real Property or with respect to the use or occupancy of the Real Property, has been given to Corporation by any governmental authority having jurisdiction over the Real Property or by any other person entitled to enforce the same.

                 D. Corporation has not subjected, and will not subject or suffer to be subjected hereafter, the Real Property or any portion thereof to any lease (except a lease by Corporation), sublease, tenancy, concession, license, occupancy agreement or similar right, mortgage, deed of trust, lien, encumbrance, claim, charge, equity, covenant, condition, restriction, easement, right of way or other matter affecting the Real Property or any portion thereof except as set forth in Exhibit "2.14."

                 E. Except as set forth in Exhibit "2.14," there are no unpaid taxes, assessments (special, general or otherwise) or bonds of any nature affecting the Real Property or any portion thereof due and payable by Corporation.

                 SECTION 2.15 LEASES. Exhibit "2.15" lists all leases, rental agreements, conditional sales contracts and other similar agreements (collectively, "Leases"), as amended, which cannot be terminated by Corporation without liability at any time upon less than thirty (30) days' notice or which involve payment by it in the future of more than $10,000.00, under which Corporation holds or uses any real or personal property or leases any of the same to others. Corporation has complied with the material provisions of all Leases in all material respects, and all such Leases are valid, in good standing and enforceable by Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by limitations on enforceability applicable to contracts generally. Notwithstanding anything contained in the Leases, Corporation has such title to or interests thereunder as are necessary to continue to conduct its business as presently conducted or as presently proposed to be conducted, and Selling Parties know of no title defect to which any of the Leases is subject which might be expected at any time to have a material adverse effect on Corporation or its condition (financial or other), earnings, assets, liabilities, business, operations or prospects.





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

Exhibit "2.15" sets out any and all advances, deposits and prepayments made by Corporation under the Leases.

                 SECTION 2.16     ENVIRONMENTAL MATTERS.

                 A. None of the operations or property of Corporation is or has been subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any requirements of law derived from or relating to all federal, state and local laws relating to or addressing the environment, health or safety (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq., Occupational Safety and Health Act, 29 U.S.C. Section Section 651 et seq., Resource Conservation and Recovery Act, 42 U.S.C. Section Section
         6901 et seq., Clean Air Act, 42 U.S.C. Section Section 7401 et seq., Federal Water Pollution Control Act, 33 U.S.C. Section Section 1251 et seq., and any similar federal or state acts or statutes now in effect), which requirements are sometimes herein collectively referred to as the "Environmental Laws".

                 B. Corporation has no knowledge of a "Release" nor has it filed any notice under any applicable Environmental Laws reporting such "Release" (defined as any spill, emission, leaking, deposit, discharge, dispersal or other release) into the indoor or outdoor environment or into or out of any of the Real Property (including movement in or through the air, soil, surface water, groundwater or property) of a "Contaminant" (defined as any hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any constituent of any of the foregoing, including such items as are defined under any federal, state or local law or regulation), or indicating past or present treatment, storage (other than for less than ninety (90) days) or disposal of a "hazardous waste" (as that term is defined under 40 Code of Federal Regulations ("CFR") Part 261 or any state equivalent) or reporting a material violation of any applicable Environmental Laws.

                 C. Corporation has not received any written notice, claim or report from any governmental authority or third party to the effect that Corporation is or may be liable to any other person or entity as a result of the Release or threatened Release of a Contaminant into the environment.

                 SECTION 2.17 PROPRIETARY RIGHTS. Exhibit "2.17" contains a list and brief description of all trade names, trademarks, trademark registrations and applications for registration, service marks, patent rights, patent applications, trade secrets, copyrights and applications therefor (herein collectively referred to as "Proprietary Rights") owned by Corporation, useful or necessary to the conduct of its business, or in which Corporation has any rights, licenses or immunities and of all patent licensing and similar arrangements to which Corporation is a party. All Proprietary Rights are owned by Corporation, and are to the best of Shareholder's and Corporation's knowledge, valid and in full force and effect.





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

                 SECTION 2.18 NON-INFRINGEMENT; AGREEMENTS. Except as set forth in Exhibit "2.18," no Proprietary Right is the subject of litigation or other adversary proceedings. To the Selling Parties' knowledge, no present or presently proposed operation or activity of Corporation infringes the rights of any other person or entity, and no person or entity is infringing the Proprietary Rights of Corporation. Corporation has the right and authority, including without limitation, adequate licenses, to use such Proprietary Rights as are necessary to enable Corporation to conduct and continue to conduct all phases of its business in the manner presently conducted by it. Corporation is not a party to or bound by any license or agreement requiring the payment by it of any royalty, override or similar payment in connection with any activity conducted or to be conducted by it. Except as provided for by the terms of contracts with governmental authorities, as otherwise previously disclosed by Corporation to Seller or as otherwise set forth in Exhibit 2.18, Corporation is not a party to any agreement: (i) prohibiting or restricting its use or sale of any special device, item, customer list, secret process or the like; or (ii) limiting its business to any territory, pricing policy or customers; or (iii) requiring exclusive dealing or otherwise in restraint of its business.

                 SECTION 2.19 INSURANCE. All policies of liability, theft, life, fire, title and other forms of insurance and surety bonds (including, without limitation, any standby letters of credit), insuring Corporation, its directors, officers, employees, properties, assets and business are listed and briefly described on Exhibit "2.19." All of said policies are valid and in good standing. Corporation has experienced no losses or made claims under any of such policies in an amount in excess of $10,000.00 except as are set forth on Exhibit "2.19."

                 SECTION 2.20 INTERESTED TRANSACTIONS. Corporation has no contract or agreement (oral or written) with, any outstanding loans to or from, or any outstanding liabilities (except for no more than one (1) months' salary at no more than the current annual rate) to any officer, director, employee or stockholder of Corporation or any relative of any such person or any corporation or other entity in which any of such persons has a material financial interest, direct or indirect, or of which any such person is an officer, director or partner, except as set forth in Exhibit "2.20."

                 SECTION 2.21 CUSTOMERS AND SALES. A correct and current list of all customers of Corporation whose annual purchases exceed $100,000.00, is set forth on Exhibit "2.21." There are no facts or circumstances known to the Selling Parties or any of them indicating that any customer who has ordered products or services from Corporation which have not yet been delivered intends to cancel such order. Selling Parties have no knowledge that any of the listed customers of Corporation intend to cease doing business with Corporation, or materially decrease the amount of the business that they are presently doing with Corporation.

                 SECTION 2.22 EXISTING EMPLOYMENT CONTRACTS AND/OR REMUNERATION AGREEMENTS. Exhibit "2.22" sets forth a complete and accurate list of all employment contracts or other agreements or arrangements providing for employee remuneration or benefits to which Corporation is a party or by which Corporation is bound, copies of the originals of which have been provided to Buyer. All such contracts and arrangements are in full force and effect, and neither Corporation nor to the best of Selling Parties' knowledge any other party is in default under any such contract or arrangement, nor are there any amendments, modifications, changes or releases thereto, written or oral. There have been no claims of defaults and there are no facts or conditions known to Selling Parties which if continued, or upon notice, will result in a default under such contracts or arrangements. There is no pending or threatened labor dispute, strike or work stoppage affecting the business of Corporation.

                 SECTION 2.23 EMPLOYEE BENEFITS PLANS. Exhibit "2.23" sets forth a complete and accurate list of all collective bargaining agreements and all pension, bonus, profit-sharing, stock option or other plan or arrangement providing for employee benefits (including any plan within the meaning of Section 3(3) of the Employment Retirement Income Security Act), to which Corporation is a party or by which Corporation is bound, copies of the originals of which are attached hereto as Exhibit "2.23." There are no unfunded liabilities of Corporation with respect to any such collective bargaining agreements, or pensions, bonus, profit-sharing, stock option or other plans or arrangements providing for employee benefits except as set forth on Exhibit "2.23" hereto.

                 SECTION 2.24 WORKERS COMPENSATION; EMPLOYMENT DISCRIMINATION; LABOR RELATIONS. Corporation has complied in all material respects with all applicable federal, state and local laws, rules, regulations and executive orders relating to employment, all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker compensation laws. There are no employment discrimination proceedings by any employee or former employees against Corporation currently threatened or pending before any state or federal court or state or federal administrative agency, tribunal, commission or board and, to the best of Selling Parties' knowledge, no facts or circumstances exist which may result in the filing or commencement of any such proceeding. All currently pending or outstanding worker's compensation claims against Corporation are listed on Exhibit "2.24" attached hereto and all such claims are fully insured against. There is no effort being made to organize the employees of Corporation into any collective bargaining unit or to solicit them to join any labor organization and Corporation has no knowledge of any intention on the part of any labor organization to organize such employees or to solicit them to join any labor organization. Corporation is not bound by any prior court, administrative agency, tribunal, commission or board, decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment or, to the best of Selling Parties' knowledge, attempts to organize a collective bargaining unit which may adversely affect the business and affairs of Corporation or the transactions contemplated hereby. Except as set forth on Exhibit "2.24," there is no unfair labor practice complaint against Corporation pending before the National Labor Relations Board.

                 SECTION 2.25 OTHER CONTRACTS. Exhibit "2.25" lists and briefly describes all contracts, agreements, commitments, guarantees, letters of intent, understandings or other arrangements of a contractual nature, written or oral (including, but not limited to, franchise, patent, trademark and royalty agreements), other than outstanding purchase orders made in the ordinary course of business and other than as listed in any other schedule hereto, to which Corporation is a party and which: (i) involve payment by Corporation of more than $25,000.00; or (ii) materially affect the condition (financial or other), earnings, assets, liabilities, business, operations or prospects of Corporation. Corporation has, to the best of Selling Parties' knowledge, complied in all material respects with the provisions of all contracts under which it is bound, and has not been in material default or claimed default under any thereof.

                 SECTION 2.26 OFFICERS AND DIRECTORS, ETC. Exhibit "2.26" is a true and complete list of:

                 A. The names of all present officers and directors of Corporation, their current annual salaries or other compensation (such as, but not limited to, consultants' fees) and including all bonuses, whether deferred, accrued or otherwise, which were paid or accrued during 1995 and 1996, and all employment and consultant agreements (copies of which are hereby provided);

                 B. The names, titles and annual compensation of all salaried employees of Corporation whose compensation (in whatever form) from Corporation as of the date hereof which will equal or exceed or which will be likely to exceed an annual rate of $50,000.00, in 1996 or equaled such amount in the year ended December 31, 1995.

                 C. The name of each bank or other financial institution in which Corporation has an account, deposit or safe deposit box, and the names of all persons authorized to draw thereon or who have access thereto;

                 D. The names of all persons holding tax or other powers of attorney from Corporation and a summary of the terms of each; and

                 E. The names of all persons authorized (by the By-Laws or by resolution of the Board of Directors or otherwise) to write checks or borrow funds on behalf of Corporation.

                 SECTION 2.27 LITIGATION AND CLAIMS. Except as set forth on Exhibit "2.27," there is: (i) no action, suit, proceeding, claim or investigation pending or, to the best of Selling Parties' knowledge, threatened, in any court or before any arbitrator or before or by any federal, state or other governmental department, commission, bureau, agency or instrumentality, domestic or foreign; and (ii) to the best of Selling Parties' knowledge no other unresolved claim made against Corporation or affecting it or its properties or business, or the transactions contemplated by this Agreement or any factual or legal basis for any such action, suit, proceeding, claim or investigation which would materially affect any of the same. All correspondence, memoranda and other written notifications (collectively, "Complaints") which it has received within the twelve (12) months preceding the date hereof concerning, or relating to, complaints or expressions of dissatisfaction with the products, services or personnel of Corporation, which Complaints, either individually, or in the aggregate, could result in a material adverse change to the condition

(financial or other), earnings, business, assets, operations or prospects of Corporation are listed on Exhibit "2.27" and Buyer has been provided with accurate and complete copies of same. The matters set forth in Exhibits "2.27," if decided adversely to Corporation will not result in a material adverse change in the earnings, business, assets or condition (financial or other), operations or prospects of Corporation. Except as set forth on Exhibit "2.27," Corporation is not presently engaged in any legal action to recover monies due to it or damages sustained by it.

                 SECTION 2.28 GENERAL LIABILITY. Selling Parties have no knowledge of any statement of facts or the occurrence of any event forming the basis for any present material tort claim against Corporation not covered by insurance, which claim, if determined adversely to Corporation, would have a material adverse effect on the Corporation or its condition (financial or otherwise), earnings, assets, liabilities, business, operation or prospects.

                 SECTION 2.29 OTHER TANGIBLE PERSONAL PROPERTY. Exhibit "2.29" contains a complete and accurate list and brief description of each item of machinery, tools, dies, appliances, vehicles, furniture, equipment (including essential replacement parts) and other tangible personal property of any kind and description, other than inventories, owned or leased by Corporation which individually (as to each item) has a value in excess of $5,000.00 (the "Tangible Personal Property"). The Tangible Personal Property constitutes all tangible personal property reasonably necessary for the conduct by Corporation of its business as now conducted. All motor vehicles listed on Exhibit "2.29" have passed emission standards examinations required by applicable law. Except as stated in Exhibit "2.29," no Tangible Personal Property used by Corporation in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Corporation.

                 SECTION 2.30 TITLE TO ASSETS. Except for property leased by Corporation, Corporation has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible and intangible, which constitute all the assets and interests in assets that are used in its business. All these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for: (i) those disclosed in Corporation's most recent balance sheet included in the Financial Statements; (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All real property and tangible personal property of Corporation is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to it from others. Except as set forth in Exhibit 2.30, no officer, nor any director or employee of Corporation, nor any spouse, child or relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to or any copyrights, patents, trademarks, trade names or trade secrets licensed by Corporation.

                 SECTION 2.31 INVESTMENT REPRESENTATIONS. In connection with Shareholder's acquisition of Lason, Inc. Common Stock:

                 A. Shareholder was given the Prospectus of Lason, Inc. dated October 9, 1996 (the "Lason Prospectus") and the Form 10-Q (the "Form 10-Q") filed by Lason, Inc. with the Securities and Exchange Commission (the "SEC") on November 22, 1996 and the opportunity to ask questions and receive answers concerning Lason, Inc. and the terms and conditions of the offer and sale and to obtain any additional information possessed by Lason, Inc. or which Lason, Inc. could acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided to Shareholder about Lason, Inc.;

                 B. Shareholder is acquiring Lason, Inc. Common Stock solely for his own account for investment and not with the view to sale or distribution of the Lason, Inc. Common Stock acquired hereunder or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Lason, Inc. Common Stock acquired hereunder or any portion thereof;

                 C. Shareholder has received all information he deemed necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Lason, Inc. Common Stock;

                 D. Shareholder is an accredited investor as such term is defined in Regulation D, Rule 501 under the Securities Act of 1933, as amended (the "Act"), or is sophisticated in financial matters and able to evaluate the risk and benefits of an investment in Lason, Inc.;

                 E. Shareholder is aware that the Lason, Inc. Common Stock being delivered to him on the Closing Date has not been registered under the Act, and, therefore, cannot be resold unless such stock is registered under the Act or unless an exemption from registration under the Act is available (such as that provided by Rule 144 under the Act) and that each certificate of Lason, Inc. Common Stock will contain a legend noting the restrictions on resale under the Act and under the lock-up agreement; and

                 F. The Shareholder will not sell, assign or transfer any of the shares of the Lason, Inc. Common Stock received pursuant to this Agreement except following expiration of the restrictions imposed by the Lock-Up Agreement and except (i) pursuant to an effective registration statement under the Act; or (ii) in a transaction which, in the opinion of counsel reasonably satisfactory to Buyer is not required to be registered under the Act. Notwithstanding the above, the foregoing restrictions on transfer shall not apply to any transfer by Shareholder to Shareholder's spouse and/or descendants or any trust primarily for the benefit of Shareholder and/or Shareholder's spouse and or descendants, provided that the transferee agrees to the foregoing restrictions on resale and to the inclusion of a legend on the certificate to be issued to transferee noting the restrictions on resale under the Act and under the lock- up agreement.

                 SECTION 2.32 BEST KNOWLEDGE. The term "to the best of Selling Parties' knowledge," or equivalent terms, as used to qualify any of the foregoing representations and warranties, means actual knowledge of Shareholder.

                 SECTION 2.33 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Selling Parties in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF BUYER AND LASON, INC.

                 Buyer with respect to Buyer and Lason, Inc. with respect to Lason, Inc. hereby represent and warrant to Selling Parties as follows:

                 SECTION 3.1 ORGANIZATION. Buyer and Lason, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have the corporate power and are duly authorized to carry on their businesses where and as now conducted and to own, lease and operate properties as they now do.

                 SECTION 3.2 AUTHORITIES AND CONSENTS. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc., and the Guaranty attached hereto by Lason, Inc. and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of each. Buyer and Lason, Inc. represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement (and with respect to Lason, Inc. the Guaranty) and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Buyer and Lason, Inc., and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Buyer and Lason, Inc. of this Agreement or the Guaranty or the consummation by Buyer and Lason, Inc. of the transactions contemplated hereby or thereby.

                 SECTION 3.3 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc., and the Guaranty of Lason, Inc. and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement and of the Guaranty by Lason, Inc.; (ii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer and Lason, Inc.; (iii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer and Lason, Inc. is a party or by which it or its property is bound; (iv) an event that would permit any party to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer and

Lason, Inc.; or (v) the creation or imposition of any lien, charge or encumbrance on any of the properties of Buyer and Lason, Inc.

                 SECTION 3.4 NO BREACH. Buyer and Lason, Inc. know of no facts or circumstances that may tend to cause, or relate to, an existing or potential breach or default by Selling Parties of the material terms, conditions, representations and warranties set forth herein.

                 SECTION 3.5 VALIDLY ISSUED. The total authorized number of shares of capital stock which Lason, Inc. has authority to issue is 20,000,000 shares of Common Stock, par value $0.01 per share, of which as of October 31, 1996, 8,610,246 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which as of December 31, 1996, no shares are issued and outstanding. Additionally, as of December 31, 1996, certain persons hold options to acquire approximately 789,769 shares of Lason, Inc. Common Stock. When issued in accordance with the terms of this Agreement, the Common Stock of Lason, Inc. being issued to Shareholder will be validly issued, fully paid and non-assessable. Except with respect to the foregoing, at December 31, 1996, there are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Lason, Inc. to issue any additional shares of its capital stock of any class. Notwithstanding the above, Lason, Inc. intends to issue additional securities in connection with, among others, future acquisitions and employee compensation programs.

                 SECTION 3.6 TRADING ON THE NASDAQ NATIONAL MARKET. The shares of Common Stock of Lason, Inc. are currently registered for trading on the NASDAQ National Market under the symbol "LSON." As soon as practicable, and in any event within 60 days following the Closing Date, Lason, Inc. will prepare and file the applicable listing application with respect to the Lason Shares with the NASDAQ National Market and will use commercially reasonable efforts to cause such Lason Shares to be so listed as promptly as practicable following such filing.

                 SECTION 3.7      LASON, INC. FORM 10-Q.     The Lason
Prospectus and the Form 10-Q do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made,
not misleading.    There have been no material adverse changes in the condition
(financial or otherwise), earnings, business, assets, liabilities, properties, or operations or prospects of Buyer or Lason, Inc. since September 30, 1996


                                   ARTICLE 4

                       FURTHER AGREEMENTS OF THE PARTIES

                 SECTION 4.1 ACCESS TO INFORMATION. Buyer and its representatives may make such investigation of the properties, assets and business of Corporation as Buyer may reasonably request, and Corporation shall give to Buyer and to its counsel, accountants and other representatives, full access during normal business hours to all of the properties, books, contracts, commitments, records and files of Corporation, and shall furnish to Buyer all such documents and copies of documents (certified as true and complete if requested) and such information concerning the business and affairs of Corporation as Buyer may reasonably request. Such investigation shall not be deemed in any way to diminish the liability of Selling Parties in respect of the representations, warranties, schedules, certificates or agreements given hereunder.

                 SECTION 4.2 CONDUCT OF BUSINESS BY CORPORATION. From the date hereof until the Closing Date, except as Buyer may previously consent in writing, Corporation shall:

                 A. Carry on its business and activities in the ordinary course as previously carried on, and shall not make or institute any methods of management, accounting or operation that will vary materially from those methods used by Corporation as of the date of this Agreement. Without limitation of the generality of the foregoing, Corporation shall not enter into any agreement or arrangement involving sale or lease of a material portion of its assets or the granting of any preferential right to purchase such assets, properties or rights, except in connection with the sale or lease of inventory to customers in the ordinary course of business;

                 B. Maintain in full force and effect the insurance policies listed in Exhibit "2.19" to this Agreement;

                 C. Make no change in its Articles of Incorporation or By-Laws;

                 D. Make no change in its authorized or issued capital stock and issue or grant no options, warrants or rights to purchase shares of or convert other securities into its capital stock;

                 E. Purchase, redeem or otherwise acquire, directly or indirectly, no shares of its capital stock;

                 F. Use its best efforts to preserve its business organization intact, to keep available the services of its present officers and employees, except in the case of unsatisfactory performance, and to preserve the good will of all those having business relations with it (including, but not limited to, its customers);

                 G. Enter into no contract or commitment, except contracts or commitments entered into in the ordinary course of business, none of which (other than inventory purchases customary in nature and amount) shall involve payment by Corporation of more than $10,000.00;

                 H. Terminate none of the contracts or agreements listed in Exhibit "2.25" or modify any of said contracts or agreements except in accordance with their terms;

                 I. Except pursuant to existing arrangements disclosed in Exhibit "2.26:" (i) grant no increase in salaries or compensation payable or to become payable by it, to any officer, employee, sales agent or representative, other than increases in customary amounts pursuant to normally scheduled salary reviews; or (ii) increase no benefits payable under any employee plan or otherwise to any officer, employee, sales agent or representative;

                 J. Duly comply with all laws, regulations, ordinances, orders, injunctions and decrees applicable to it and to the conduct of its business;

                 K. Encumber or mortgage none of its property or incur no liability for borrowed money, other than in the ordinary course of business, make no loans or advances to or assume, guarantee, endorse or otherwise become liable with respect to, the obligations of any other person, firm or corporation;

                 L. Acquire or agree to acquire none of the assets or capital stock of any other person, firm or corporation, except for purchases from suppliers in the ordinary course of business;

                 M. Make or agree to make no capital expenditures in excess of $10,000.00 for any single item, or $10,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $10,000.00;

                 N. Maintain and keep its properties and facilities in as good condition and working order as at present, except for depreciation through ordinary wear and tear;

                 O. Perform all of its obligations under contracts relating to or affecting its assets, properties and rights, except for non-material failures;

                 P. Not do, or agree to do, except in the ordinary course of business, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owing to Corporation;

                 Q. Enter into no negotiations or agreements with any governmental authority (other than negotiations or agreements for the purchase of goods or services from Corporation) which would affect the future operation of its business;

                 R.       Write off none of the receivables on its books; and

                 S. Enter into a lease for real property with Shareholder or any persons or entities affiliated with him.

                 SECTION 4.3 CONSENTS. Corporation shall use commercially, reasonable efforts to obtain the consent of all persons whose consent is required to the consummation of the transactions contemplated hereby, in form and substance satisfactory to Buyer.

                 SECTION 4.4 COMMUNICATIONS. Each party hereto agrees to consult and obtain the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, on reasonable notice as to the content of any press releases or any written statements for general circulation regarding the subject contained in this Agreement.

                 SECTION 4.5 UPDATING OF SCHEDULES. From the date hereof until the Closing Date, Corporation shall keep up to date all of the schedules, exhibits and certificates furnished (or to be furnished) under this Agreement, and shall promptly notify Buyer of any changes, additions or events which may, after the lapse of time, cause any change or addition thereto.

                 SECTION 4.6      REGISTRATION OF LASON, INC. COMMON STOCK.

                 A. Subject only to the proviso set forth in the last sentence of this Section 4.6(A), Lason, Inc. will at its own cost and expense: (i) prepare and file with the SEC a registration statement on Form S-3, or other applicable form (the "Registration Statement") under the Act covering the maximum number of shares of Lason, Inc. that may be issued to Shareholder pursuant to Section 1.2 hereof and naming Shareholder as a "Selling Shareholder" in the Registration Statement prior to the end of the lock-up period described in this Agreement; (ii) have the Registration Statement declared effective by the SEC prior to the end of the lock up period described in this Agreement; and (iii) maintain the Registration Statement in effect until the earlier of: (x) the sale of all of the shares of Lason, Inc. issued to Shareholder pursuant to Section 1.2 hereof; or (y) the date Shareholder may sell such shares without restriction pursuant to Rule 144(k) under the Act hereunder (currently three years from the date of the issuance of the shares). Shareholder agrees to cooperate and provide Lason, Inc. with all information and consents necessary to permit inclusion of Shareholder as a "Selling Shareholder" in the Registration Statement. In the event that a registration statement on Form S-3 cannot be filed due to a change in government regulation, Lason, Inc. will use its best efforts to accomplish registration through an alternative means.

                 B. Lason, Inc. agrees to indemnify and hold harmless the Shareholder against any losses, claims, damages or liabilities to which Shareholder may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lason, Inc. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of an untrue statement or omission made in the Registration Statement in reliance upon and in conformity with information furnished to Lason, Inc. by Shareholder.

                 C. Shareholder agrees to indemnify and hold harmless Lason, Inc. against any losses, claims, damages, or liabilities to which Lason, Inc. may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, and the light of the circumstances in which made, not misleading, in each case to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to Lason, Inc. by such Shareholder.

                 SECTION 4.7      DELIVERY OF LASON STOCK CERTIFICATES.
Buyer and Lason shall cause the Transfer Agent (as hereinafter defined) to issue and deliver to Shareholder certificates registered in Shareholder's name evidencing the Lason Shares within seven (7) days following the Closing Date.

                                   ARTICLE 5

             CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLING PARTIES

                 The obligations of Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Selling Parties may waive in writing in accordance with
Section 10.5 below:

                 SECTION 5.1 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

                 SECTION 5.2 REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of Buyer and Lason, Inc., set forth in Article 3 hereof, shall be true and correct in all material respects on the date hereof, and on the Closing Date, as if made again at and as of such time, subject to any transactions which are contemplated or permitted by this Agreement.

                 SECTION 5.3 CERTIFICATE OF OFFICER. Selling Parties shall have been furnished with certificates executed by an officer of Buyer and an officer of Lason, Inc., in form and substance satisfactory to Selling Parties, certifying the fulfillment of the condition set forth in Section 5.2 above.

                 SECTION 5.4 LEGAL OPINION. Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C., counsel for Buyer and Lason, Inc., shall have delivered to Selling Parties its opinions to the effect set forth in Exhibit "5.4".

                 SECTION 5.5 ROTER EMPLOYMENT AGREEMENT. Corporation and Shareholder shall have entered into the Employment Agreement contemplated in
Section 6.10 hereof.

                 SECTION 5.6 AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by Buyer and Lason, Inc. and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Buyer and Lason, Inc., respectively.

                 SECTION 5.7 LITIGATION. Immediately prior to the Closing Date, there shall be no litigation or proceeding: (i) pending or threatened against Buyer, Lason, Inc. or Corporation, or any of their respective directors, officers or shareholders, or involving the assets or properties of any of them, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that such consummation is improper; or
(ii) pending against Buyer, Lason, Inc. or Corporation which, if decided adversely, would adversely affect the right of Buyer to retain the stock, property and other assets or to continue the operations of the property, assets and business of Corporation (or of Buyer, Lason, Inc. or any of its subsidiaries) after the Closing Date, and which, in the judgment of the Board of Directors of Corporation, would make the consummation of this Agreement inadvisable. Immediately prior to the Closing Date, there shall be no governmental investigation pending or threatened which, in the judgment of the Board of Directors of Buyer or Lason, Inc., might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.


                                   ARTICLE 6

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                 The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Buyer may waive in writing in accordance with Section 10.5 below:

                 SECTION 6.1 AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by Selling Parties and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Corporation and by the Shareholder.

                 SECTION 6.2 SATISFACTORY INVESTIGATIONS. The investigation of the business of the Corporation contemplated in Section 4.1 hereof shall be satisfactory to Buyer in all respects as determined in the exercise of its sole, absolute and exclusive discretion. Such investigations shall, in all events, include the approval by Buyer of an unaudited balance sheet and statement of income and retained earnings for Corporation as of and for the one year ended December 31, 1996 compiled by Goldstein, Rufer & Infield consistent with the standards set forth in Section 2.7 hereof.

                 SECTION 6.3 MATERIAL ADVERSE CHANGE. Since January 1, 1997, there shall have been no material adverse change in the condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects of Corporation, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, which might result in any such material adverse change before or after the Closing Date.

                 SECTION 6.4 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Selling Parties contained in this Agreement, shall be true at and as of the Closing Date with the same effect as though such representations and warranties have been made at and as of such time, and Selling Parties shall have performed or complied with all obligations, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                 SECTION 6.5 CERTIFICATE OF SELLING PARTIES. Buyer shall have been furnished with a certificate executed by an officer of Corporation and certificates executed by the Shareholder, in form and substance satisfactory to Buyer, certifying to the fulfillment of the condition set forth in Section 6.4 above.

                 SECTION 6.6 LEGAL OPINION. Gordon Altman Butowsky Weitzen Shalov & Wein, counsel for Shareholder and Corporation shall have delivered to Buyer its opinions to the effect set forth in Exhibit "6.6."

                 SECTION 6.7 LITIGATION. Immediately prior to the Closing Date, there shall be no litigation or proceeding: (i) pending or threatened against Buyer, Lason, Inc. or Corporation, or any of their respective directors, officers or shareholders, or involving the assets or properties of any of them, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that such consummation is improper; or
(ii) pending against Buyer, Lason, Inc. or Corporation which, if decided adversely, would adversely affect the right of Buyer to retain the stock, property and other assets or to continue the operations of the property, assets and business of Corporation (or of Buyer, Lason, Inc. or any of its subsidiaries) after the Closing Date, and which, in the judgment of the Board of Directors of Buyer or Lason, Inc., would make the consummation of this Agreement inadvisable. Immediately prior to the Closing Date, there shall be no governmental investigation pending or threatened which, in the judgment of the Board of Directors of Buyer or Lason, Inc., might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

                 SECTION 6.8 THIRD PARTY CONSENTS. Prior to the Closing, Corporation shall have obtained the written consent, waiver or approval of each person: (i) who is a party to a contract or agreement with Corporation or a contract or agreement by which Corporation or its property is bound; (ii) whose consent, waiver or approval is required under such contract or agreement as a result of consummation of the transactions contemplated by this Agreement; and
(iii) whose failure to provide such consent, waiver or approval would have or might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, assets, liabilities, operations or prospects of Corporation.

                 SECTION 6.9 CORPORATE ACTION. Immediately prior to the Closing, Buyer shall have received, in form and substance reasonably satisfactory to Buyer, the resignations of such officers and directors of Corporation, effective as of the Closing Date, as Buyer may have stipulated to Corporation in writing prior to the Closing Date.

                 SECTION 6.10     EMPLOYMENT AGREEMENT.   Shareholder  shall
have executed and delivered to Buyer an employment agreement with Corporation on mutually acceptable terms and conditions.


                                   ARTICLE 7

                                  THE CLOSING

                 SECTION 7.1 TIME AND PLACE. The transfer of the Shares by Shareholder to Buyer (the "Closing") shall take place at the offices of Shareholder's counsel, Gordon Altman Butowsky Weitzen Shalov & Wein in New York, New York at 10:00 a.m., local time, on January 31, 1997, or at such other time and place as the parties may agree to in writing (the "Closing Date"), with the closing to be effective as of the Effective Date.

                 SECTION 7.2 SELLING PARTIES' OBLIGATIONS AT CLOSING. At the Closing, Selling Parties shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in Section 7.3:

                 A. Certificates representing the Shares, registered in the name of the Shareholder, duly endorsed by the Shareholder for transfer as specified in Section 1.1 above or accompanied by a separate written instrument of assignment. On submission of such certificate to Corporation for transfer, Corporation shall issue to Buyer a new certificate representing the Shares, registered in the name of Buyer;

                 B. The stock book, stock ledger, minute book and corporate seal of Corporation;

                 C.       The opinions of counsel as provided in Section 6.7;

                 D. Except as otherwise specified by Buyer, the written resignations of all the officers and directors of Corporation;

                 E. The certificates executed by Corporation's officer and the Shareholder, dated the Closing Date, as provided in Section 6.5;

                 F.       The Lock-Up Agreement as provided in Section 1.2;

                 G.       The Employment Agreement contemplated in Section
         6.10; and

                 H. A UCC-3 terminating the existing security interests of Republic National Bank of New York.

                 SECTION 7.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver to Shareholder the following instruments and documents against delivery of the items specified in Section 7.2:

                 A. The cash portion of the Purchase Price payable to Shareholder;

                 B. Original Issue Order Form No. 1 addressed to The First Chicago Trust Company (the "Transfer Agent") ;

                 C. Certified resolutions of Buyer's and Lason, Inc.'s Boards of Directors, in form reasonably satisfactory to counsel for Selling Parties, authorizing the execution, delivery and performance of this Agreement and all actions to be taken by Buyer and Lason, Inc. under this Agreement; and

                 D. The certificate executed by Buyer's and Lason, Inc.'s officers, dated the Closing Date, as provided in Section 5.3.

                 E.       The opinions of counsel as provided in Section 5.4.


                                   ARTICLE 8

                           OBLIGATIONS AFTER CLOSING

                 SECTION 8.1      AGREEMENT TO REFRAIN FROM COMPETITION.   For
and in consideration of: (i) the payment for the Shares by Buyer and (ii) the employment arrangement contemplated herein, Shareholder will agree to refrain from competition and maintain confidential information concerning Corporation, Buyer and Lason, Inc. during the unexpired term of that certain Employment Agreement contemplated in Section 6.10 hereof and for a two (2) year period thereafter all as set forth in such Employment Agreement, which Employment Agreement is incorporated herein by reference.

                 SECTION 8.2 FURTHER ASSURANCES. From time to time, at the request of any party hereto (whether or not after the Closing), and without further consideration and at the expense of requesting party (unless requesting party's request arises out of or relates to a breach by the other party of any of its covenants or agreements hereunder), such other party will execute and deliver to the requesting party such other documents, and take such other action, requesting party may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, to vest in Buyer good, valid and marketable title to the Shares or to vest in Shareholder good, valid and marketable title to the Lason Shares.


                                   ARTICLE 9

                       INDEMNIFICATION AND LOAN REPAYMENT

                 SECTION 9.1 BUYER'S INDEMNITY. In addition to Buyer's indemnification obligations pursuant to Section 10.6(b) hereof, Buyer agrees to indemnify and hold harmless Shareholder from and against, and in respect to, any and all losses, expenses, costs, obligations, liabilities and damages, including interest, penalties and reasonable attorneys' fees and expenses he may incur by reason of Buyer's or Lason, Inc.'s breach of or failure to perform any of their representations, warranties, commitments, covenants or agreements in this Agreement, or by reason of any act or omission of Buyer, Lason, Inc. or Corporation, or any of their respective successors or assigns, after the Closing Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty or liability of Buyer or Corporation, respectively, under any loan agreement, lease, contract, order or other agreement (relating to the business of Corporation) to which Buyer or Corporation, respectively, is a party or by which any of them is bound.

                 SECTION 9.2 SHAREHOLDER'S INDEMNITY. Shareholder hereby indemnifies, defends and holds harmless Buyer from and against, and in respect to, any and all losses, expenses, costs, obligations, liabilities and damages including interest, penalties and reasonable attorneys' fees and expenses, that Buyer may incur by reason of Shareholder's breach of or failure by Shareholder to perform, any of his representations, warranties, commitments, covenants or agreements in this Agreement, including any exhibit hereto, as well as the representations, warranties, commitments, covenants or agreements of Corporation in this Agreement, including any exhibit hereto.

                 SECTION 9.3 METHOD OF ASSERTING CLAIMS. The party seeking indemnification (the "Indemnitee") will give prompt written notice to the other party or parties (the "Indemnitor") of any claim ("Claim") which it discovers or of which it receives notice after the Closing and which might give rise to a Claim by it against Indemnitor under either Section 9.1 or 9.2 hereof as the case may be, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize Indemnitee's right to indemnification unless such failure shall have materially prejudiced the ability of Indemnitor to defend such Claim.

                 SECTION 9.4 THIRD PARTY CLAIMS. In case of any Claim, suit or proceeding by a third party or by any government body, or any legal, administrative or arbitration proceedings with respect to which Indemnitor may have liability under the indemnity agreement contained in either Section 9.1. or 9.2 as the case may be, Indemnitor shall be entitled to participate therein, and, to the extent desired by Indemnitor, to assume the defense thereof at its own expense and through counsel of its own choosing, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election. The parties will render each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. Indemnitee will not make any settlement of any suit, Claim or proceeding which might give rise to liability of Indemnitor under the indemnity agreements contained in either Section 9.1 or 9.2 hereof as the case may be without the written consent of Indemnitor, which consent shall not be unreasonably withheld. If Indemnitor shall desire and be able to effect, a bona fide compromise or settlement of any such suit, Claim, or proceeding and Indemnitee shall unreasonably refuse to consent to such compromise or settlement, then Indemnitor's liability under either Section 9.1 or 9.2 as the case may be with respect to such suit, Claim or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which Indemnitee has refused to consent to such compromise or settlement.

                 SECTION 9.5 SURVIVAL OF SHAREHOLDER'S INDEMNITY OBLIGATIONS. Shareholder's liability for a breach of the representations, warranties and covenants made by the Selling Parties in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by Buyer and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect until a Claim is made by written notice to Shareholder, which Claim must be made, if at all: (i) within the period prescribed by the applicable statute of limitations with respect to the substantive matters addressed therein, in the case of a Claim against Shareholder for a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.5, 2.11 and 2.17 hereof; and (ii) within 18 months from the Closing Date in the case of all other Buyer's Claims.

                 SECTION 9.6 SURVIVAL OF BUYER'S INDEMNITY OBLIGATIONS. Buyer's liability for a breach of the representations, warranties and covenants made by Buyer and Lason, Inc. in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement shall not be deemed to be waived or otherwise affected by any investigation made by Shareholder and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 SECTION 9.7  LIMITATION ON INDEMNIFICATION.   The following
limitations shall apply to the rights of indemnification set forth in Section
9.1 and 9.2 hereof as applicable: (i) the liability of the Indemnitor shall be net of any insurance benefits received by Indemnitee (or in the case of indemnification by Shareholder, insurance benefits received by Corporation) and any tax benefits received by Indemnitee (or in the case of indemnification by Shareholder, tax benefits received by Corporation) in respect of the loss giving rise to the Claim for indemnification; (ii) any indemnification payments made by Buyer shall constitute a reduction, and any indemnification payments made by Shareholder shall constitute an increase, of the Purchase

Price; and (iii) no indemnification shall be required from Shareholder until the aggregate amount of Buyer's damages exceeds $100,000.00. In the event that Buyer's damages exceed $100,000.00, in the aggregate, from 1 or more Claims, Shareholder's indemnity obligation will be for indemnification of the entire amount of Buyer's damages (i.e., from the first dollar of damage).


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

                 SECTION 10.1 FINDER'S OR BROKER'S FEES. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Selling Parties, on the one hand, and Buyer and Lason, Inc. on the other hand, each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable by reason of any act, omission or statement of the indemnifying party.

                 SECTION 10.2 EXPENSES. Except as otherwise expressly provided herein, Buyer and Shareholder shall, individually, pay all costs and expenses incurred or to be incurred by either of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby. Notwithstanding the foregoing, Corporation shall pay the reasonable fees and expenses of counsel incurred by Shareholder and Corporation in connection with the negotiation and preparation of this Agreement and the other agreements contemplated hereby and in closing the transactions contemplated herein.

                 SECTION 10.3 EFFECT OF HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

                 SECTION 10.4 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement, together with all of the exhibits furnished hereunder, constitute the sole and entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

                 SECTION 10.5 WAIVER. Buyer may waive in writing compliance by Shareholder, and Selling Parties may waive in writing compliance by Buyer or Lason, Inc., with any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

                 SECTION 10.6     SECTION 338(H)(10) ELECTION.

                 A. Buyer, Shareholder and Corporation shall make an election in accordance with the provisions of Section 338(h)(10) of the Internal Revenue Code of 1986, as amended ("IRC"), and with any applicable provisions of state or local law, to treat the purchase of stock by Buyer as a purchase of assets for tax purposes. Buyer, Shareholder and Corporation shall execute at Closing the Corporate Qualified Stock Purchases forms (Internal Revenue Service Forms 8023-A), and any other such forms or documents required to effect the election under federal, state, or local tax law. Shareholder will timely file each of the Forms 8023A with the appropriate Internal Revenue Service Center(s) via certified mail, return receipt requested, and will provide Buyer with copies of the Forms as filed and the stamped certified mail receipts establishing proof of timely filing, and shall file any such other forms or documents in accordance with any instructions thereto. Buyer, Shareholder and Corporation shall execute and timely file any other forms, statements, or other documentation required to effect the election in the appropriate manner under federal, state, or local law. Buyer, Shareholder and Corporation shall provide each of the other parties hereto with evidence that such other form, statement, or other documentation has been timely filed in the appropriate manner.

                 B. The parties acknowledge and agree that all Election Costs (as hereinafter defined) shall be for the account of Buyer and, accordingly, Buyer and Corporation hereby indemnify Shareholder and hold him harmless from and against all such Election Costs. Any indemnification payments pursuant to this Section shall constitute an increase in the Purchase Price and, if any such payments are subject to Federal, state or local taxes ("Taxes"), Buyer shall also pay Shareholder such additional amounts as may be necessary (assuming, for this purpose, that the indemnification payments are subject to Taxes at the highest Federal, state and local marginal rates) to make the net amounts received by Shareholder, after taking such Taxes into account, equal to the total amount that he would have received if the indemnification payments were not subject to Taxes. As used herein, "Election Costs" means all costs and expenses incurred by Shareholder in connection with the making of the Election, including without limitation any and all Taxes, together with related interest and penalties, payable by Shareholder in respect of the sale of the Shares, to the extent that the amount of such Taxes exceeds the amount of Taxes that otherwise would have been payable by Shareholder in respect of such sale had the Election not been made, and any costs and expenses incurred by Shareholder in connection with any audit of the federal, state or local tax returns of Shareholder for the year ending December 31, 1996, including without limitation the reasonable costs and expenses of counsel and/or accountants representing Shareholder in connection with such audit, to the extent that such audit involves Shareholder's reporting of taxes payable in connection with the sale of the Shares; provided, however, that: (i) Buyer's indemnity obligation for Election Costs as hereinabove defined shall not exceed $50,000.00 (which amount has been agreed to by Buyer and Shareholder's respective tax advisors prior to the date of this Agreement as a fair and equitable estimation of Shareholder's potential liability as a result of the Section 338(h)(10) election contemplated herein); (ii) Shareholder will take all reasonable tax return positions on all corporate and individual federal, state and local tax returns reporting this transaction consistent with minimizing Buyer's obligation for indemnification of the Election Costs; and (iii) Buyer's obligation to indemnify for audit costs is limited strictly to costs associated with that portion of any audit of Shareholder which relates to the contemplated Section 338(h)(10) election and such election's effect on Shareholder.

                 In connection with the foregoing, in the event that Buyer believes that a claim for indemnification is excessive it shall be able to review Shareholder's tax returns in order to determine if Shareholder has taken reasonable tax return positions as to the relevant issues. In the event that Buyer does not believe that reasonable positions have been taken, Buyer and Shareholder shall choose a mutually acceptable independent certified public accountant (the "Designated Auditor") to review Shareholder's tax returns. The Designated Auditor shall, after reviewing all relevant matters and interviewing such parties as he or she deems appropriate, deliver to Buyer and Shareholder a statement setting forth his or her views as to reasonable tax return positions and adjustments to Shareholder's request for indemnification, if any, which statement shall be final and binding on each party. If the final amount of the indemnity to be made by Buyer is closer to the dollar amount requested by Shareholder then Buyer shall bear the cost of the Designated Auditor; otherwise the cost of engaging the Designated Auditor shall be borne by Shareholder.

                 SECTION 10.7 SECTION 1362(E)(3) ELECTION. Buyer, Shareholder and Corporation agree to elect to have all items necessary in the determination of any income, expense, deduction, credit or other amount utilized in preparation of the federal (and, if applicable, state) tax returns of Shareholder and Corporation for the "S Termination Year" (as that term is defined in IRC Section 1362(e)(4)) to be assigned to each such short taxable year in the "S Termination Year" under normal tax accounting rules in accordance with the provisions of IRC Section 1362(e)(3) and any applicable regulations thereunder. Buyer, Shareholder and Corporation shall execute and timely file any forms, statements, or other documentation required to effect the election in the appropriate manner. Buyer, Shareholder and Corporation shall provide each of the other parties hereto with evidence that such form, statement, or other documentation has been timely filed in the appropriate manner.

                 SECTION 10.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 SECTION 10.9 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. None of the provisions hereof shall be deemed to give any third persons any right of subrogation or action over or against any party to this Agreement.

                 SECTION 10.10 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement.

                 SECTION 10.11 RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties as determined by the judge or arbitrator presiding over such legal action or arbitration shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                 SECTION 10.12 CONDITIONS PERMITTING TERMINATION. Either party may, on or before the Closing Date, terminate this Agreement without liability to the other if a condition to its performance shall not be fulfilled or a material default or breach cannot be cured at or prior to January 31, 1997, or such later date as is agreed to by Buyer and Selling Parties, provided such terminating party is not in default pursuant to the terms of this Agreement. Termination as provided herein shall not waive any rights of any party against another for default or breach of any provision of this Agreement

                 SECTION 10.13 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth
(5th) day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage paid and properly addressed as follows:

                 To Shareholder and
                 Corporation At:        500 Eighth Avenue
                                        New York, New York 10018

                 With A Copy To:        Barry D. Shalov, Esq.
                                        Gordon Altman Butowsky
                                          Weitzen Shalov & Wein
                                        114 West 47th Street, 20th Floor
                                        New York, New York 10036-1510

                 To Buyer At:           Lason Systems, Inc.
                                        1305 Stephenson Highway
                                        Troy, Michigan 48084
                                        Attn:  Gary L. Monroe, Chief
                                        Executive Officer





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

                 With A Copy To:        Laurence B. Deitch, Esq.
                                        Seyburn, Kahn, Ginn, Bess, Deitch
                                          And Serlin
                                        2000 Town Center, Suite 1500
                                        Southfield, Michigan 48075-1195

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

                 SECTION 10.14 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law rules.

                 SECTION 10.15    ARBITRATION.     In the event of a dispute
between the parties hereto concerning any of the provisions of this Agreement, the parties shall promptly meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days following the date on which one party first notifies the others of his or its request that such a meeting be held, then, and in that event, the dispute shall be resolved by final and binding arbitration in The City of New York pursuant to the commercial arbitration rules then prevailing of the American Arbitration Association. Notwithstanding the foregoing, each party specifically reserves the right (i) to seek equitable remedies in a Federal or state court of competent jurisdiction sitting in the State of New York; and (ii) to bring a third party action against any other party in any proceeding to which the party initiating such third party action (the "initiating party") is a party under circumstances in which the basis of the claim of the initiating party against the other party is that the other party is liable, in whole or in part, for any claim or counterclaim being asserted against the initiating party in such proceeding. The decision of the arbitrators when rendered shall be final and binding on the parties hereto. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. The cost of the arbitration proceeding (exclusive of counsel fees) shall be borne equally by the parties.

         THIS AGREEMENT was executed as of the date and year first set forth above.


                                        BUYER:


                                        LASON SYSTEMS, INC., a Delaware
                                        corporation


                                        By:
                                           -------------------------------------
                                                Gary L. Monroe

                                        Its:    Chief Executive Officer
                                            ------------------------------------

                                        CORPORATION:


                                        CHURCHILL COMMUNICATIONS
                                        CORPORATION, a New York corporation


                                        By:
                                           -------------------------------------
                                                Mark Roter

                                        Its:    President
                                            ------------------------------------


                                        PARENT OF BUYER:

                                        LASON, INC., a Delaware
                                        corporation
                                        (solely for the purpose of being bound
                                        by Section 1.2, Article 3 and Section
                                       4.6 of this Agreement)


                                        By:
                                           -------------------------------------
                                                Gary L. Monroe

                                        Its:    Chief Executive Officer
                                            ------------------------------------

                                        SHAREHOLDER:


                                        ----------------------------------------
                                        MARK ROTER



                                    GUARANTY

         The undersigned Lason, Inc. a Delaware corporation, as 100% shareholder of Lason, Systems, Inc., a Delaware corporation does hereby
guaranty   to pay and perform, when due, all obligations of the Buyer under the above-attached Agreement (the "Agreement").

         Guarantor further agrees: (i) to any modifications of any terms or conditions of the Agreement and/or to any extensions or renewals of time of payment or performance by Buyer, (ii)





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

that it shall not be necessary for Shareholder to resort to legal remedies against Buyer before proceeding against Guarantor for payment; provided, however, that Guarantor shall have available to it any defenses which would be available to Buyer under the Agreement or otherwise. Guarantor waives notice of any election, acceptance, demand, protest, notice of protest and notice of default, presentment for payment and diligence in collection.

         No postponement or delay on the part of Shareholder in the enforcement of any right hereunder shall constitute a waiver of such right, and all rights of Shareholder shall be cumulative and not alternative and shall be in addition to any other rights granted to Shareholder in any other agreement, or by law. If any provisions hereof shall be, or shall be declared to be, illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed. This Guaranty may not be terminated by any act of Guarantor and shall continue in full force and effect for so long as any obligations of Buyer under the Agreement remain outstanding.

         This Guaranty shall be governed in all respects by the laws of the State of New York without giving effect to conflict of law rules. This Guaranty shall be binding on and shall inure to the benefit of Guarantor and Shareholder and their respective heirs, legal representatives, successors and assigns except that Guarantor may not assign or transfer its obligation hereunder without the prior written consent of Shareholder.

         All capitalized terms which are used but not defined herein shall have the same meanings attributed to them under the Agreement.


                                        LASON, INC., a Delaware corporation



                                        By:
                                           -------------------------------------
                                               Gary L. Monroe

                                        Its:   Chief Executive Officer
                                            ------------------------------------





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